UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 17, 2008

TUMBLEWEED COMMUNICATIONS CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-26223	94-3336053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Saginaw Drive, Redwood City, California	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 216-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events.

On June 17, 2008, Tumbleweed Communications Corp. and Axway Inc., a Delaware corporation and an indirect wholly-owned subsidiary of the Sopra Group SA, a corporation organized under the laws of France, published on a microsite hosted by Axway the slides that are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed merger of Tumbleweed by Sopra Group and Axway. In connection with the proposed merger, Axway and Tumbleweed intend to file relevant materials with the SEC, including Tumbleweed's proxy statement on Schedule 14A. STOCKHOLDERS OF TUMBLEWEED ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING TUMBLEWEED’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and Tumbleweed stockholders will receive information at an appropriate time on how to obtain transaction-related documents for free from Tumbleweed. Such documents are not currently available.

Participants in Solicitation
The directors and executive officers of Sopra Group, Axway, and Tumbleweed may be deemed to be participants in the solicitation of proxies from the holders of Tumbleweed common stock in respect of the proposed transaction. Information about the directors and executive officers of Tumbleweed is set forth in the proxy statement for Tumbleweed's 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2008. Information about the directors and executive officers of Sopra Group and Axway is set forth in the Schedule 13D filed by Axway with the SEC on June 12, 2008.  Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the merger when it becomes available.

ITEM 9.01     Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
99.1	Slides published by Tumbleweed Communications Corp. and Axway Inc. on June 17, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMBLEWEED COMMUNICATIONS CORP.

	By:	/s/ Timothy G. Conley
Name: Timothy G. Conley
Title: Senior Vice President, Finance & Chief Financial Officer

Date: June 17, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slides published by Tumbleweed Communications Corp. and Axway Inc. on June 17, 2008.